UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2015

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Leggett & Platt, Incorporated (the “Company”) is filing this Amendment No. 1 to Form 8-K to update information reported under Item 5.02(c)(3) of the Current Report on Form 8-K filed August 17, 2015 (the “Original 8-K”) in connection with the appointment of Karl G. Glassman as the Company’s Chief Executive Officer and subsequent changes to his compensation, as discussed below. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K, which speaks only as of its original date. This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 15, 2015, the Company appointed Karl G. Glassman as Chief Executive Officer, effective January 1, 2016.

Changes to Mr. Glassman’s Compensation as CEO

Increase of Base Salary. On January 4, 2016, the Compensation Committee of the Board of Directors (the “Committee”) increased Mr. Glassman’s base salary, effective January 1, 2016, as shown below.

	2015 Base Salary	2016 Base Salary
Karl G. Glassman, President and Chief Executive Officer	$840,000	$1,100,000

Increase of Annual Cash Incentive Target Percentage. On January 4, 2016, the Committee increased Mr. Glassman’s target percentage (the “Target Percentage”) under the Company’s 2014 Key Officers Incentive Plan which was filed March 25, 2014 as Appendix A to the Company’s Proxy Statement (the “KOI Plan”) as shown below.

	2015 Target Percentage	2016 Target Percentage
Karl G. Glassman, President and Chief Executive Officer	90%	115%

Mr. Glassman is eligible to receive a cash bonus under the KOI Plan in accordance with the 2016 award formula (which is expected to be adopted at the Committee’s March 2016 meeting and, consistent with past years, is expected to include performance targets related to the achievement of Return on Capital Employed (60% relative weight), Cash Flow (20% relative weight) and certain Individual Performance Goals (20% relative weight)). Mr. Glassman’s award is expected to be calculated by multiplying his annual salary at the end of the Plan year by his Target Percentage, then applying the award formula adopted by the Committee for that Plan year. The individual performance goals for Mr. Glassman are expected to be set at the February 2016 meeting of the Committee. We will disclose the 2016 KOI Plan award formula and the individual performance goals for Mr. Glassman in subsequent Form 8-K filings once they are adopted.

Grant of Non-Qualified Stock Options. On January 4, 2016, the Committee granted 80,449 non-qualified stock options (the “Options”) to Mr. Glassman. Each of the Options represents a right to purchase a share of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The terms of the Options are found in the Form of Non-Qualified Stock Option Award Agreement, filed November 4, 2014 as Exhibit 10.1 to the Company’s Form 8-K. Those terms are summarized below.

Exercise Price of the Options. The price at which each share of Common Stock covered by the Options may be purchased is $41.02 per share which equals the closing price of the Common Stock on the grant date.

Term and Exercisability of the Options. The term of the Options is for 10 years expiring January 3, 2026. The Options vest and become exercisable in one-third increments after 18 months, 30 months and 42 months following the grant date.

Time for Exercise of the Options. If the Options are exercisable, Mr. Glassman generally may exercise the Options at any time prior to the expiration of the term. If Mr. Glassman’s employment with the Company is terminated, his ability to exercise the Options depends on the nature of the termination as follows:

(a) Terminated by reason of discharge or voluntarily quit – Mr. Glassman may exercise his Options within three months after such termination, but (i) only to the extent the Options were exercisable on the termination date; and (ii) not later than the expiration date;

(b) Terminated due to retirement – Mr. Glassman’s Options will continue to vest and may be exercised until three years and six months after the retirement date, but not later than the expiration date (retirement date generally means when the employee voluntarily quits on or after age 65, or on or after age 55 if he had at least 20 years of service with the Company);

(c) Terminated due to disability – Mr. Glassman may exercise the Options within two years of such termination, but (i) only to the extent the Options were exercisable on the termination date; and (ii) not later than the expiration date;

(d) Terminated by reason of death – If Mr. Glassman dies in the post-termination period in (a), (b) or (c) above or while employed, his designated beneficiary (or, if no beneficiary has been designated, his personal representative or heir) may exercise the Options within one year after the date of death, but (i) only to the extent the Options were exercisable on the date of death; and (ii) not later than the expiration date; and

(e) Terminated “for cause” – Mr. Glassman’s interest in the Options will terminate immediately.

Payment of Exercise Price for the Options. Payment of the exercise price for the Options may be made either: (i) in cash (cashier’s check, bank draft, or money order); (ii) by delivering or attesting to ownership of Company Common Stock owned by Mr. Glassman having a fair market value equal to the exercise price; or (iii) by a combination of cash and Company Common Stock.

Non-Transferability of the Options. The Options may not be transferred except by will or the laws of descent and distribution. However, Mr. Glassman may file with the Company a written designation of beneficiary to exercise the Options in the event of death.

Tax Withholding for Exercise of the Options. The Company may withhold from the shares resulting from the exercise of the Options any amount required to satisfy applicable tax laws. Alternatively, the Company may require Mr. Glassman to settle the tax liability in cash.

Non-Competition Covenant. For two years after the exercise of the Options, Mr. Glassman agrees (i) not to engage in any competitive activity; (ii) not to solicit business from any customer of the Company relating to the competitive activity; and (iii) not to influence any other employee of the Company to terminate his employment relationship with the Company. If Mr. Glassman violates this provision, he is obligated to pay to the Company any gain realized on the exercise of the Options.

Anti-Dilution and Rights as a Shareholder. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Common Stock, the number of Options and exercise price will be appropriately adjusted. Mr. Glassman will have no rights as a shareholder regarding the shares underlying the Options until the shares are issued to him.

The foregoing is only a summary of terms and conditions of the Form of Non-Qualified Stock Option Award Agreement and is qualified in its entirety by reference to such form which is incorporated herein by reference.

Increased Grant of Performance Stock Units. On January 4, 2016, Mr. Glassman was granted a base award of 65,950 performance stock units (“PSUs”) increased from his base award grant of 41,675 PSUs in 2015. His PSU target percentage (used to determine the base award amount of PSUs to be granted) is calculated as (Base Salary X Target Percentage)/the average closing price of our Common Stock for the 10 business days immediately following the date of our third quarter earnings press release. His target percentage for PSUs was increased from 200% to 275%. The Committee granted PSUs to certain senior managers, including Mr. Glassman, subject to the terms and conditions of the 2015 Form of Performance Stock Unit Award Agreement, which was filed November 4, 2014 as Exhibit 10.2 to the Company’s Form 8-K.

The PSUs will vest at the end of a 3-year performance period, beginning January 1, 2016 and ending December 31, 2018, based upon the Company’s Total Shareholder Return (“TSR”) compared to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. TSR is calculated as (Stock Price at End of Period – Stock Price at Beginning of Period + Reinvested Dividends) / Stock Price at Beginning of Period. The payout percentage ranges from 0% for performance below the 25th percentile to 175% for performance at or above the 75th percentile, as illustrated below.

PAYOUT SCHEDULE

Percentile Rank of Company TSR	Payout % of Base Award
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%
50%	75%
55%	95%
60%	115%
65%	135%
70%	155%
75%	175%

Payouts will be interpolated for percentile ranks falling between the levels shown.

Thirty-five percent (35%) of the vested 2016 PSUs will be paid out in cash and the Company intends to pay out the remaining sixty-five percent (65%) in shares of the Company’s Common Stock, although the Company reserves the right to pay up to one hundred percent (100%) in cash. The PSUs will be paid following the end of the performance period. Cash will be paid equal to the number of vested PSUs multiplied by the closing market price of Company Common Stock on the last business day of the performance period. Shares will be issued on a one-to-one basis for vested PSUs. The amount of cash paid and number of shares issued will be reduced for applicable tax withholding. PSUs may not be transferred, assigned or pledged, and have no voting or dividend rights.

If Mr. Glassman has a separation from service other than for retirement, death or disability, before the 2016 PSUs are vested, they are forfeited. In the event of retirement, death or disability, the 2016 PSUs will vest on a pro-rata basis for the number of days during the Performance Period prior to termination. Also, in the event of disability, the PSUs will continue to vest for 18 months after disability begins. Under certain circumstances, if a change in control of the Company occurs and Mr. Glassman’s employment is terminated, the 2016 PSUs vest and Mr. Glassman will receive a 175% payout. The 2016 PSUs contain a non-competition covenant for two years after payout, where, if violated, Mr. Glassman must repay to the Company any gain from the award.

If, within 24 months after the PSUs are paid, the Company is required to restate previously reported financial results, the Committee will require all recipients to repay any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

The foregoing is only a summary of certain terms and conditions of the 2016 PSUs and is qualified in its entirety by reference to the 2015 Form of Performance Stock Unit Award Agreement which is incorporated herein by reference.

Award Multiple for Growth Performance Stock Units Unchanged. The Committee has adopted the Profitable Growth Incentive (PGI) Program whereby the Company has granted growth performance stock units (GPSUs) to certain key management employees, including Mr. Glassman, in accordance with the 2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions, filed March 26, 2015 as Exhibit 10.1 to the Company’s Form 8-K. The Committee is expected to adopt the 2016-2017 award formula under the PGI Program, which, consistent with past years, is expected to include EBITDA Margin and Revenue Growth targets over a two-year measurement period beginning January 1, 2016 and ending December 31, 2017, and grant the GPSUs at its February 2016 meeting.

It is expected that Mr. Glassman will be granted a number of GPSUs in February determined by multiplying his base annual salary of $1,100,000 by an award multiple (77% as approved by the Committee at its January 4, 2016 meeting), and dividing this amount by the average closing price of our Common Stock for the 10 business days immediately following the date of our fourth quarter earnings press release. Mr. Glassman’s GPSU award multiple of 77% remains unchanged from 2015. We will disclose the adoption of the 2016-2017 PGI award formula and the grant of GPSUs in a subsequent Form 8-K filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	The Company’s 2014 Key Officers Incentive Plan, effective January 1, 2014, filed March 25, 2014 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

10.2	Form of Non-Qualified Stock Option Award Agreement pursuant to the Company’s Flexible Stock Plan, filed November 4, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	2015 Form of Performance Stock Unit Award Agreement, pursuant to the Company’s Flexible Stock Plan (applicable to 2015 grants and all grants thereafter), filed November 4, 2014, as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.4	2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions (applicable to 2015 grants and all grants thereafter), filed March 26, 2015 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 7, 2016	By:	/S/ JOHN G. MOORE
John G. Moore Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Company’s 2014 Key Officers Incentive Plan, effective January 1, 2014, filed March 25, 2014 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

10.2	Form of Non-Qualified Stock Option Award Agreement pursuant to the Company’s Flexible Stock Plan, filed November 4, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	2015 Form of Performance Stock Unit Award Agreement, pursuant to the Company’s Flexible Stock Plan (applicable to 2015 grants and all grants thereafter), filed November 4, 2014, as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.4	2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions (applicable to 2015 grants and all grants thereafter), filed March 26, 2015 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)